Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2007, except for Note A—Revision of Financial Statement Presentation, as to which the date is July 5, 2007, relating to the financial statements and financial statement schedule of VMware, Inc., which appears in VMware, Inc.’s, registration statement on Form S-1 (No. 333-142368). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

August 13, 2007